EXHIBIT (g)(3)


                                   APPENDIX B

                            KELMOORE STRATEGIC TRUST
                            ------------------------

                            Kelmoore Strategy(TM) Fund

                         Kelmoore Strategy(TM) Eagle Fund

                        Kelmoore Strategy(TM) Liberty Fund